Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Landmark Bancorp, Inc.:

We consent to the use of our report dated March 21, 2014, with respect to the Landmark Bancorp, Inc. and subsidiary consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2013, which report appears in the December 31, 2015 annual report on Form 10-K of Landmark Bancorp, Inc.

/s/ KPMG LLP

Kansas City, Missouri
May 16, 2016